EXHIBIT 21
List of worldwide subsidiaries of Boston Scientific as of February 14, 2014
Structure of ownership and control:
Boston Scientific wholly owns or has a majority interest in all of the below mentioned entities.
Arter Re Insurance Company, Ltd. (Bermuda)
Atritech, Inc. (Delaware)
Atritech NV/SA (Belgium)
Asthmatx, Inc. (Delaware)
Boston Scientific (Malaysia) Sdn. Bhd. (Malaysia)
Boston Scientific (South Africa) (Proprietary) Limited (South Africa)
Boston Scientific (Thailand) Ltd. (Thailand)
Boston Scientific (UK) Limited (England)
Boston Scientific AG (Switzerland)
Boston Scientific Argentina S.A. (Argentina)
Boston Scientific Asia Pacific Pte. Ltd. (Singapore)
Boston Scientific Benelux NV (Belgium)
Boston Scientific Ceska republika s.r.o. (Czech Republic)
Boston Scientific Clonmel Limited (Ireland)
Boston Scientific Colombia Limitada (Colombia)
Boston Scientific Cork Limited (Ireland)
Boston Scientific Danmark ApS (Denmark)
Boston Scientific de Costa Rica S.R.L. (Costa Rica)
Boston Scientific de Mexico, S.A. de C.V. (Mexico)
Boston Scientific del Caribe, Inc. (Puerto Rico)
Boston Scientific do Brasil Ltda. (Brazil)
Boston Scientific Europe S.P.R.L., in liquidation (Belgium)
Boston Scientific Far East B.V. (The Netherlands)
Boston Scientific Funding LLC (Delaware)
Boston Scientific Gesellschaft m.b.H. (Austria)
Boston Scientific Hellas S.A. (Greece)
Boston Scientific Hong Kong Limited (Hong Kong)
Boston Scientific Hungary Trading Limited Liability Company (Hungary)
Boston Scientific Iberica, S.A. (Spain)
Boston Scientific India Private Limited (India)
Boston Scientific International B.V. (The Netherlands)
Boston Scientific International Finance Limited (Ireland)
Boston Scientific International S.A. (France)
Boston Scientific Ireland Limited (Ireland)
Boston Scientific Israel Limited (Israel)
Boston Scientific Japan K.K. (Japan)
Boston Scientific Korea Co., Ltd. (Korea)
Boston Scientific Latin America B.V. (Chile) Limitada (Chile)
Boston Scientific Latin America B.V. (The Netherlands)
Boston Scientific Lebanon SAL (Lebanon)
Boston Scientific Limited (England)
Boston Scientific Limited (Ireland)
Boston Scientific Ltd./Boston Scientifique Ltee. (Canada)
Boston Scientific Medizintechnik GmbH (Germany)
Boston Scientific Miami Corporation (Florida)
Boston Scientific Middle East SAL (Offshore) (Lebanon)
Boston Scientific Nederland B.V. (The Netherlands)
Boston Scientific Neuromodulation Corporation (Delaware)
Boston Scientific New Zealand Limited (New Zealand)
Boston Scientific Norge AS (Norway)
Boston Scientific Philippines, Inc. (Philippines)
Boston Scientific Polska Sp. z o.o. (Poland)
Boston Scientific Portugal - Dispositivos Medicos, Lda (Portugal)
Boston Scientific Pty. Ltd. (Australia)
Boston Scientific S.A.S. (France)
Boston Scientific S.p.A. (Italy)
Boston Scientific Scimed, Inc. (Minnesota)
Boston Scientific Suomi Oy (Finland)
Boston Scientific Sverige AB (Sweden)
Boston Scientific Technologie Zentrum GmbH (Germany)
Boston Scientific TIP Gerecleri Limited Sirketi (Turkey)
Boston Scientific Uruguay S.A. (Uruguay)
Boston Scientific Wayne Corporation (New Jersey)
BridgePoint Medical, Inc. (Delaware)
BSC International Holding Limited (Ireland)
BSC International Medical Trading (Shanghai) Co., Ltd. (China)
BSC Medical Device (Shanghai) Co., Ltd., in liquidation (China)
BSC Medical Device Technology (Shanghai) Co., Ltd. (China)
Cameron Health, Inc. (Delaware)
Cameron Health B.V. (The Netherlands)
Cameron Health GmbH, in liquidation (Germany)
Cameron Health Holding B.V. (The Netherlands)
Cardiac Pacemakers, Inc. (Minnesota)
Corvita Corporation (Florida)
CryoCor, Inc. (Delaware)
DCI Merger Corp. (Delaware)
EndoVascular Technologies, Inc. (Delaware)
Enteric Medical Technologies, Inc. (Delaware)
EP Technologies, Inc. (Delaware)
Galileo Merger Sub, Inc. (Delaware)
GCI Acquisition Corp. (Delaware)
Guidant Delaware Holding Corporation (Delaware)
Guidant LLC (Indiana)
Guidant do Brasil Ltda. (Brazil)
Guidant Europe NV (Belgium)
Guidant Holdings, Inc. (Indiana)
Guidant Intercontinental Corporation (Indiana)
Guidant Puerto Rico B.V. (The Netherlands)
Guidant Sales LLC (Indiana)
Intelect Medical, Inc. (Delaware)
Precision Vascular Systems, Inc. (Utah)
PT Boston Scientific Indonesia (Indonesia)
Remon Medical Technologies, Inc. (Delaware)
Remon Medical Technologies Ltd. (Israel)
ReVascular Therapeutics, Inc. (Delaware)
Rhythmia Medical, Inc. (Delaware)
RMI Acquisition Corp. (California)
Sadra Medical, Inc. (Delaware)
Schneider (Europe) GmbH (Switzerland)
StarMedTec GmbH (Germany)
Stream Enterprises LLC (Delaware)
Target Therapeutics, Inc. (Delaware)
Triton Micro, Inc. (Delaware)
Vessix Vascular Australia Pty. Ltd. (Australia)
Vessix Vascular, Inc. (Delaware)
Vessix Vascular Europe S.A.S. (France)